Exhibit 99.1

AdTheorent Holding Company, Inc. Enters into Agreement to be Acquired by Cadent, LLC for Approximately $324 Million Representing $3.21 Per Share

NEW YORK. April 1, 2024 (GLOBE NEWSWIRE) – AdTheorent Holding Company, Inc. (“AdTheorent” or the “Company”) (Nasdaq: ADTH), a machine learning pioneer delivering measurable value for programmatic advertisers, and Cadent, LLC (“Cadent”), a leading provider of platform-based converged TV advertising solutions and a portfolio company of Novacap, one of North America’s established private equity firms, today announced that they have entered into a definitive agreement under which a wholly owned subsidiary of Cadent will acquire the Company in an all-cash transaction. Upon closing of the transaction, AdTheorent will become a privately held company.

Under the terms of the definitive merger agreement, which has been unanimously approved by AdTheorent’s Board of Directors (the “Board”), the Company’s common stockholders will receive cash consideration of $3.21 per share. The transaction represents an equity value for the Company of approximately $324 million and represents a 17% premium to the 60-day volume weighted average stock price as of March 28, 2024 and a 27% premium to the 90-day volume weighted average stock price as of March 28, 2024. The definitive merger agreement also includes a 33-day “go shop” period that will allow the Company to affirmatively solicit alternative proposals from interested parties.

“The AdTheorent Board determined that this transaction delivers immediate, certain and significant value to the Company’s shareholders reflecting the tremendous commitment and work of our employees and stakeholders,” said Eric Tencer, AdTheorent’s Chairman of the Board. “The transaction and the upcoming “go shop” process underscores the Board’s commitment to maximizing value for shareholders.”

James Lawson, CEO of AdTheorent, said, “The transaction validates the actions and investments we have made to best position AdTheorent in our target markets since becoming a public company two years ago. The partnership with Cadent and Novacap will provide AdTheorent additional scale and resources for continued success as part of a private company.”

Transaction Details:

The transaction is expected to be completed by the third quarter of 2024 and is subject to approval by AdTheorent’s stockholders, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as other customary closing conditions. Upon completion of the transaction, AdTheorent common stock will no longer be listed on the Nasdaq Stock Exchange or trade in any other public market.

Fully committed debt financing in support of the transaction is being provided by Royal Bank of Canada. The transaction is not subject to a financing condition.

The definitive merger agreement includes a 33-day “go-shop” period that will expire at 11:59 PM ET on May 4, 2024, which permits AdTheorent and its financial advisor to actively solicit and consider alternative acquisition proposals. There can be no assurance that this process will result in a superior proposal, and the Company does not intend to disclose developments with respect to the “go-shop” process unless and until it determines such disclosure is appropriate or is otherwise required.

H.I.G. Growth Partners, LLC and its affiliated investors, along with members of the AdTheorent Board and management who together own or control approximately 40% of the Company’s outstanding shares, have each entered into a voting and support agreement pursuant to which they have agreed, among other things, to vote their respective shares of AdTheorent common stock in favor of the transaction.

Advisors:

Canaccord Genuity is acting as financial advisor and McDermott Will & Emery LLP is acting as legal counsel to AdTheorent in connection with the proposed transaction. Moelis & Company LLC is acting as lead financial advisor, and Baker Botts LLP is providing legal counsel to Cadent.

About AdTheorent:

AdTheorent uses advanced machine learning technology to deliver impactful advertising campaigns for marketers. AdTheorent’s advanced machine learning-powered media buying platform powers its predictive targeting, predictive audiences audience extension solutions and in-house creative capability, Studio A\T. Focused on the predictive value of machine learning models, AdTheorent’s product suite and flexible transaction models allow advertisers to identify the most qualified potential consumers coupled with the optimal creative experience to deliver superior results, measured by each advertiser’s real-world business goals. AdTheorent is headquartered in New York, with fourteen locations across the United States and Canada.

AdTheorent is consistently recognized with numerous technology, product, growth and workplace awards. AdTheorent was named “Best Buy-Side Programmatic Platform” in the 2023 Digiday Technology Awards and was honored with an AI Breakthrough Award and “Most Innovative Product” (B.I.G. Innovation Awards) for six consecutive years. Additionally, AdTheorent is the only seven-time recipient of Frost & Sullivan’s “Digital Advertising Leadership Award.” In September 2023, evidencing its continued prioritization of its team, AdTheorent was named a Crain’s Top 100 Best Place to Work in NYC for the tenth consecutive year. AdTheorent ranked tenth in the Large Employer Category and 26th Overall in 2023. For more information, visit adthoerent.com.

About Cadent:

Cadent connects the TV advertising ecosystem. Cadent helps advertisers and publishers identify and understand audiences, activate campaigns, and measure what matters – across any TV content or device. Aperture, the company’s converged TV platform, simplifies cross-screen advertising through a streamlined workflow that brings together identity, data, and inventory with hundreds of integrated partners. For more information, visit cadent.tv.

About Novacap:

Founded in 1981, Novacap is a leading North American private equity firm with over C$8B of AUM that has invested in more than 100 platform companies and completed more than 150 add-on acquisitions. Applying its sector-focused approach since 2007 in Industries, TMT, Financial Services, and Digital Infrastructure, Novacap’s deep domain expertise can accelerate company growth and create long-term value. With experienced, dedicated investment and operations teams as well as substantial capital, Novacap has the resources and knowledge that help build world-class businesses. Novacap has offices in Montreal, Toronto, and New York.

For more information, please visit www.novacap.ca.

Additional Information and Where to Find It:

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and furnish or file other materials with the SEC in connection with the proposed transaction. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement will be filed with the SEC and mailed to the stockholders of the Company. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, ADTHEORENT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from AdTheorent by going to the Company’s Investor Relations page on its corporate website at www.adtheorent.com.

No Offer or Solicitation:

This release is not intended to and shall not constitute an offer to buy or sell the solicitations of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Participants in the Solicitation:

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. AdTheorent and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of AdTheorent in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction will be included in the proxy statement described above. Additional information regarding the directors and executive officers of AdTheorent is included in the AdTheorent proxy statement for its 2023 Annual Meeting, which was filed with the SEC on April 12, 2023, and is supplemented by other public filings made, and to be made, with the SEC by AdTheorent. To the extent the holdings of AdTheorent securities by AdTheorent’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2023 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests in the transaction of AdTheorent’s participants in the solicitation, which may, in some cases, be different than those of AdTheorent’s stockholders generally, will be included in AdTheorent’s proxy statement relating to the proposed transaction when it becomes available. These documents are available free of charge at the SEC’s website at www.sec.gov and at the Investor Relations page on AdTheorent’s corporate website at www.adtheorent.com.

Forward Looking Statements:

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Such statements may also include statements regarding the completion of the proposed merger and the expected timing of the completion of the proposed merger, the management of AdTheorent upon completion of the proposed merger and AdTheorent’s plans upon completion of the proposed merger. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of the Company’s control, that may cause the Company’s business, strategy or actual results to differ materially from the forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of AdTheorent, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from AdTheorent’s ongoing business operations due to the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; AdTheorent’s ability to retain and hire key personnel in light of the proposed merger; certain restrictions during the pendency of the proposed merger that may impact AdTheorent’s ability to pursue certain business opportunities or strategic transactions; the ability of the buyer to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed merger; potential litigation relating to the proposed merger that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; the effect of the announcement of the proposed merger on AdTheorent’s relationships with its customers, operating results and business generally; and the risk that the proposed merger will not be consummated in a timely manner, if at all.The Company does not intend and undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to AdTheorent’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and any subsequent filings on Forms 10-Q or 8-K, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Contact:

David DeStefano, ICR

AdTheorentIR@icrinc.com

(203) 682-8383

Press Contact:

Melanie Berger, AdTheorent

melanie@adtheorent.com

(850) 567-0082